UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2007

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com	98203-1264
(Address of principal executive offices and internet site)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In May 2004, we granted 20,000 restricted stock units (“RSUs”) to Steven J. Winter, our Senior Vice President and the President and Chief Operating Officer of Intermec Technologies, Inc., one of our wholly-owned subsidiaries.  To provide performance and retention incentives, this RSU grant was subject to both time and performance vesting criteria, as follows:

(a)            50% are earned and payable in the form of 10,000 shares of our common stock three years after the effective date of the award if the officer is still employed on such date; and

(b)         the remaining 50% of such RSUs shall be paid in that number of shares of common stock based on a matrix which uses the two scales of Intermec Revenue and Intermec Operating Income Margin for fiscal year 2006 (adjusted to exclude the impact of acquisitions).

On March 20, 2007, our Compensation Committee reviewed and certified that the performance criteria pursuant to paragraph (a) had been achieved and that with respect to paragraph (b), the performance criteria was achieved for the Revenue goal but not for the Operating Margin goal.  Accordingly, Mr. Winter is entitled to the following RSUs, to be paid out as 11,470 shares of our common stock on May 6, 2007:

•	Time goal =	10,000 RSUs
•	Revenue goal =	1,470 RSUs
	Total =	11,470 RSUs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: March 23, 2007	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary